UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): April 29, 2005

                        Absolute Glass Protection, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Nevada                   0-31715               91-2007478
--------------------------       ------------          ------------------
(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)            File Number)        Identification No.)


               3140 Venture Drive, Las Vegas, NV            89101
         ---------------------------------------------   ----------
           (Address of principal executive offices)      (Zip Code)

  Registrant's telephone number, including area code   (702) 735-7575


                                Not applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02.  Unregistered Sales of Equity Securities

See Item 5.02 below.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 29, 2005, pursuant to the By-laws of Absolute Glass Protection, Inc. (the "Registrant"), the Board of Directors of the Registrant nominated and elected Mrs. Evagelina Esparza Barrza as a director of the Registrant. She will serve as a director until the next annual meeting of the shareholders or until her resignation, removal, or disqualification, or until her successors have been duly elected and qualified. There currently are a total of two directors on the Board of Directors of Absolute Glass Protection. Mrs. Esparza will be responsible to help the Registrant identify an acquisition opportunities.

Evagelina Esparza Barrza, 65-years old, is a licensed attorney, and a member of the Bar in the State of Coahuila, Mexico. She began her career as a general nurse in Public Health. She worked in this position for 35 years with the Secretaria de Salubrid y Assistencia in Torreon, Coahuila, Mexico. She subsequently attended law school at Universidad Autonoma de Coahuila, Mexico for six years and graduated from law school in 1992. For the past 11 years, she has been working as a licensed attorney in Mexico. From December, 2003 to the present, she serves as a director and officer of eClic, Inc., a Nevada Corporation, which is a fully reporting Company (file number 0-26181) non-trading company.

Mrs. Evagelina Esparza Barrza has assisted numerous firms and individuals in managing their business affairs. Her experience ranges from project management teams to demonstrating a successful management consulting practice. Her domestic and international experience, contacts, negotiating and management skills have been met and accomplished the short and long-term goals of her clients. Mrs. Esparza specializes in project management, health care; personnel; and management consulting of operated, non-operated properties and project construction.

Mrs. Esparza will receive no monetary compensation from the Registrant, nor will she have any employment agreement with the Company. By a Board Resolution, she will be remunerated with 3,000,000 restricted common shares in the corporation, which would equate to her customary remuneration. These restricted shares will not be registered under the Securities Act of 1933, as amended (the "Act") and will be issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the issuance of these shares do not involve a public offering.


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Mrs. Esparza presently does not serve on any Company committee.  The
Registrant has no committees at this time. Mrs. Esparza may be appointed to serve as a member of a committee, at a future date, if a committee is formed, although there are no current plans to appoint Mrs. Esparza to a committee as of the date hereof. Mrs. Esparza does not have any family relationship with any director, executive officer or person nominated or chosen by the Registrant to become a director or executive officer. Additionally, Mrs. Esparza has never entered into a transaction, nor is there any proposed transaction, between Mrs. Esparza and the Registrant.

Upon the acceptance of Mrs. Esparza on the Registrant's board of directors, Mr. John Dean Harper, Chairman of the Board, President, Treasurer and Secretary announced his resignation as both a director and all of his officer positions from the Company. Additionally, Mr. Michael I. Kling, announced his resignation as Chief Financial Officer. With their resignations, the board of directors now consists of one board member, and the Company has one officer. The sole Board member, Mrs. Esparza appointed herself as acting President and acting Chief Financial Officer of the Registrant until a successor and be identified and appointed to these positions.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 3, 2005                            ABSOLUTE GLASS PROTECTION, INC.

                                       By:  /s/ John Dean Harper
                                       ---------------------------
                                                John Dean Harper
                                                Outgoing Chairman/President


May 3, 2005                            By:  /s/ Evagelina Esparza B.
                                       ---------------------------------
                                                Evagelina Esparza Barrza
                                                Incoming Chairman
                                                Acting President
                                                Acting CFO


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